Filed Pursuant to Rule 424(b)(2)
File No. 333-180728

Title of Each Class of	Maximum Aggregate	Amount of
Securities Offered	Offering Price	Registration Fee(1)
Medium Term Notes, Series K, Securities Linked to a Commodity Basket due September 18, 2017	$2,702,000	$368.55

(1)

The total filing fee of $368.55 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 369 dated September 13, 2013 (To Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K Commodity Linked Securities
Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Commodity Basket due September 18, 2017
■	Linked to a commodity basket comprised of WTI crude oil futures (16.67%), gasoline futures (16.67%), corn futures (16.67%), soybean futures (16.67%), gold (16.66%) and silver (16.66%)
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the basket from its starting level to its ending level. The payment at maturity will reflect the following terms:

■

If the value of the basket increases, you will receive the original offering price plus 150% participation in the upside performance of the basket, subject to a maximum total return at maturity of 60% of the original offering price

■ If the value of the basket decreases but the decrease is not more than 20%, you will be repaid the original offering price
■

If the value of the basket decreases by more than 20%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the basket in excess of 20%

■	Investors may lose up to 80% of the original offering price
■	All payments on the securities are subject to the credit risk of Wells Fargo & Company
■	An investment in the securities is not the same as an investment in the commodities and commodity futures contracts in the basket
■	No periodic interest payments
■	No exchange listing; designed to be held to maturity

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-9.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$1.86	$998.14
Total	$2,702,000.00	$5,017.50	$2,696,982.50

(1)

The agent will receive an agent discount, and from this agent discount will pay securities dealers acting as custodian a fee charged by each custodian, of $2.50 per security with respect to $2,007,000 aggregate original offering price of the securities sold in this offering. The agent will not receive an agent discount with respect to $695,000 aggregate original offering price of the securities sold in this offering. The per security amount in the table above represents a blended agent discount. In addition to the agent discount, the original offering price specified above includes structuring and development costs. The agent discount and structuring and development costs total approximately $13.95 per security with respect to $2,007,000 aggregate original offering price of the securities sold in this offering and $11.45 per security with respect to $695,000 aggregate original offering price of the securities sold in this offering. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement for further information, including information regarding how we may hedge our obligations under the securities and offering expenses. Wells Fargo Securities, LLC, a wholly-owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal.

Wells Fargo Securities

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Investment Description

The Securities Linked to a Commodity Basket due September 18, 2017 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the basket of commodities and commodity futures contracts (the “Basket”) from its starting level to its ending level. The securities provide:

(i)

the possibility of a leveraged return at maturity if the value of the Basket increases from its starting level to its ending level, provided that the total return at maturity of the securities will not exceed the maximum total return of 60% of the original offering price;

(ii)	repayment of principal if, and only if, the ending level of the Basket is not less than the starting level by more than 20%; and

(iii)	exposure to decreases in the value of the Basket if and to the extent the ending level is less than the starting level by more than 20%.

If the ending level is less than the starting level by more than 20%, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Basket is comprised of the following basket components, with each basket component having the weighting noted parenthetically: WTI crude oil futures (16.67%); gasoline futures (16.67%); corn futures (16.67%); soybean futures (16.67%); gold (16.66%); and silver (16.66%).

You should read this pricing supplement together with the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012:

http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

PRS-2

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Investor Considerations

We have designed the securities for investors who:

■

seek 150% leveraged exposure to the upside performance of the Basket if the ending level is greater than the starting level, subject to the maximum total return at maturity of 60% of the original offering price;

■	desire to limit downside exposure to the Basket through the 20% buffer;

■	understand that if the ending level is less than the starting level by more than 20%, they will receive less, and possibly 80% less, than the original offering price per security at maturity;

■	are willing to forgo interest payments on the securities;

■	understand that the potential return on the securities is not the same as the potential return on a direct investment in the commodities and commodity futures contracts in the Basket; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the ending level of the Basket may decrease by more than 20% from the starting level;

■	seek a potential return that is similar to a direct investment in the commodities and commodity futures contracts in the Basket;

■	seek uncapped exposure to the upside performance of the Basket;

■	seek full return of the original offering price of the securities at stated maturity;

■	seek current income;

■	are unwilling to accept the risk of exposure to the four commodity futures contracts and two commodities in the Basket;

■	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the securities provide specifically; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-3

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Terms of the Securities

Market Measure:

A basket (the “Basket”) comprised of the following “basket components,” with the return of each basket component having the weighting noted parenthetically: WTI crude oil futures (16.67%); gasoline futures (16.67%); corn futures (16.67%); soybean futures (16.67%); gold (16.66%); and silver (16.66%).

Pricing Date:	September 13, 2013.
Issue Date:	September 18, 2013.
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Redemption Amount:	On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the redemption amount. The “redemption amount” per security will equal:
	•	if the ending level is greater than the starting level: the lesser of:
(i) $1,000 plus:

		$1,000 x		ending level – starting level	x participation rate	; and
starting level

(ii) the capped value;
	•	if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or
	•	if the ending level is less than the threshold level: $1,000 minus:

			$1,000 x	threshold level – ending level
starting level

If the ending level is less than the threshold level, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity.
No Interest Payments:	There will be no payment of interest, periodic or otherwise, on the securities.
Stated Maturity Date:

September 18, 2017. If a market disruption event has occurred or is continuing on the calculation day, the stated maturity date will be postponed until the later of (i) September 18, 2017 and (ii) three business days after the ending level is determined. See “Additional Terms of the Securities—Market Disruption Events.” The securities are not subject to redemption by Wells Fargo or repayment at the option of any holder of the securities prior to the stated maturity date.

Calculation Day:

September 13, 2017. If such day is not a trading day with respect to a basket component, the calculation day for such basket component will be postponed to the next succeeding day that is a trading day with respect to such basket component. The calculation day is subject to postponement due to the occurrence of a market disruption event. See “Additional Terms of the Securities—Market Disruption Events.”

Starting Level:	The “starting level” is 100.
Ending Level:

The “ending level” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 16.67% of the component return of WTI crude oil futures; (B) 16.67% of the component return of gasoline futures; (C) 16.67% of the component return of corn futures; (D) 16.67% of the component return of soybean futures; (E) 16.66% of the component return of gold; and (F) 16.66% of the component return of silver.

PRS-4

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Terms of the Securities (Continued)

Component Return:	The “component return” of a basket component will be equal to:
final component price – initial component price
initial component price
where,
• the “initial component price” is the settlement price of such basket component on the pricing date; and
• the “final component price” will be the settlement price of such basket component on the calculation day.

The initial component prices of the basket components are as follows: WTI crude oil futures ($108.21); gasoline futures ($2.7696); corn futures (459.00¢); soybean futures (1381.50¢); gold ($1,318.50); and silver (2172.00¢).

Participation Rate:	150%
Capped Value:

The “capped value” is 160% of the original offering price per security ($1,600 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 60% of the original offering price.

Threshold Level:	The “threshold level” is 80, which is equal to 80% of the starting level.
Settlement Price:	The “settlement price” of a basket component on any day will be:
(i)

in the case of WTI crude oil futures, the official settlement price per barrel of the first nearby month futures contract for West Texas Intermediate (“WTI”) light sweet crude oil, expressed in U.S. dollars per barrel, traded on the New York Mercantile Exchange (“NYMEX”) on that day (the “NYMEX crude oil price”) as made public by the NYMEX;

(ii)

in the case of gasoline futures, the official settlement price per gallon of the first nearby month futures contract for NYMEX RBOB gasoline, expressed in U.S. dollars per gallon, traded on the NYMEX on that day (the “NYMEX RBOB gasoline price”) as made public by the NYMEX;

(iii)

in the case of corn futures, the official settlement price per bushel of deliverable-grade corn of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per bushel, traded on the Chicago Board of Trade (the “CBOT”) on that day (the “CBOT corn price”) as made public by the CBOT;

(iv)

in the case of soybean futures, the official settlement price per bushel of deliverable-grade soybeans of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per bushel, traded on the CBOT on that day (the “CBOT soybean price”) as made public by the CBOT;

(v)

in the case of gold, the official afternoon fixing price per troy ounce of gold for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect such delivery, expressed in U.S. dollars per troy ounce, as calculated by the London Gold Market on that day (the “London gold fixing price”); and

(vi)

in the case of silver, the official fixing price per troy ounce of silver for delivery in London through a member of the LBMA authorized to effect such delivery, expressed in U.S. cents per troy ounce, as calculated by the London Silver Market on that day (the “London silver fixing price”).

The term “first nearby month futures contract” for a commodity on any day refers to the futures contract for that commodity with the last trading day closest to such day and the term “second nearby month futures contract” for a commodity refers to the futures contract for that commodity with the last trading day immediately after the last trading day of the first nearby month futures contract for that commodity.

PRS-5

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Terms of the Securities (Continued)

Trading Day:

A “trading day” means (i) with respect to WTI crude oil futures and gasoline futures, any day the NYMEX is open for trading, (ii) with respect to corn futures and soybean futures, any day the CBOT is open for trading, and (iii) with respect to gold and silver, any day on which the LBMA is open for trading.

No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Calculation Agent:	Wells Fargo Securities, LLC.
Material Tax Consequences:

The United States federal income tax consequences of your investment in the securities are uncertain. The discussion below supplements the discussion under “United States Federal Income Tax Considerations” on page PRS-37 below and is subject to the limitations and exceptions set forth therein.

The terms of the securities require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize and treat a security as a pre-paid derivative contract with respect to the Basket. If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (the “IRS”)), you should generally recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time and the price you paid for them. Such gain or loss should generally be long-term capital gain or loss if you held your securities for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “United States Federal Income Tax Considerations—Alternative Treatments” on page PRS-37 below.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether any gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

You are urged to read the more detailed discussion in “United States Federal Income Tax Considerations” on page PRS-37 below and to consult your own tax advisor.

Agent:

Wells Fargo Securities, LLC. The agent may resell the securities to securities dealers acting as custodian for investors. Such resale will be at the original offering price of the securities with respect to $695,000 aggregate original offering price of the securities sold and at the original offering price of the securities less a fee charged by each custodian of $2.50 per security with respect to $2,007,000 aggregate original offering price of the securities sold.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	94986RRL7

PRS-6

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-7

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Hypothetical Payout Profile

The following profile is based on a capped value of 160% or $1,600 per security, a participation rate of 150% and a threshold level equal to 80% of the starting level. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level and whether you hold your securities to maturity.

PRS-8

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Risk Factors

Your investment in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

If The Ending Level Is Less Than The Threshold Level, You Will Receive Less, And Possibly 80% Less, Than The Original Offering Price Of Your Securities At Maturity.

If the ending level is less than the threshold level, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the value of the Basket to the extent it is below the threshold level (expressed as a percentage of the starting level). The threshold level is 80% of the starting level. As a result, you may receive less, and possibly 80% less, than the original offering price per security at maturity even if the value of the Basket is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, because it is possible that the securities may be classified as a contingent payment debt instrument rather than a pre-paid derivative contract, you may be required to accrue interest income over the term of your securities. See “United States Federal Income Tax Considerations.”

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Basket Components.

The opportunity to participate in the possible increases in the value of the Basket through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the capped value is reached.

The Securities Do Not Offer The Same Potential Return As A Direct Investment In The Commodities And Commodity Futures Contracts In The Basket.

An investment in the securities does not offer the same potential return as a direct investment in the commodities and commodity futures contracts in the Basket. Four of the six basket components are based on the prices of futures contracts. A purchaser of a futures contract agrees to purchase a specified amount of an underlying commodity at a set date in the future for a specified settlement amount payable at expiration of the contract. A direct investor in a futures contract would not be required to prepay the entire settlement amount upon purchase of the futures contract, but instead would be required initially to deposit cash collateral (known as “margin”) representing only a small fraction of the settlement amount. This feature of a direct investment in futures contracts means that futures contracts have inherent leverage. In other words, if the futures contract appreciates in value, a purchaser of that contract will receive a return (as a percentage of the initial cash margin) that is significantly greater than the appreciation in the value of the futures contract. Moreover, during the period between the purchase of a futures contract and the expiration of the futures contract, a direct investor in the futures contract could receive an investment return both on the cash margin and on the portion of the settlement amount that is not required to be paid until expiration of the contract. By contrast to a direct investment in a futures contract, the securities require payment of the entire original offering price at the time the securities are purchased, with limited potential for leverage, and do not offer interest on the original offering price for the period between the issuance of the securities and the maturity of the securities.

In addition, a direct investor in the first nearby month futures contract who wishes to maintain a position in the first nearby month futures contract for an extended period of time would be required to “roll” each month out of the expiring contract and into the next succeeding contract. Because the price of successive futures contracts may not be the same, a direct investor has the potential for “roll yield.” A positive roll yield would result if the price of the later futures contract is consistently less than the price of the nearer futures contract. Investors in the securities will not benefit from any positive roll yield on the basket components that are based on the price of futures contracts.

By purchasing the securities, you do not purchase any entitlement to the commodities or commodity futures contracts in the Basket or the commodities underlying the commodity futures contracts in the Basket. Further, by purchasing the securities, you are taking credit risk of Wells Fargo, as described in the next risk factor.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party, and any amounts payable under the securities are subject to our creditworthiness. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

PRS-9

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Risk Factors (Continued)

The Agent Discount, Structuring And Development Costs, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Securities.

Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be lower than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the agent discount or commission paid in connection with the initial distribution, structuring and development costs, offering expenses and the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. The price at which the agent or any other potential buyer may be willing to buy your securities will also be affected by the participation rate, the capped value and by the market and other conditions discussed in the next risk factor.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the value of the Basket at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value that you could receive for your security if you are able to sell it in the open market before the stated maturity date.

—

Basket Performance. The value of the securities prior to maturity will depend substantially on the value of the Basket. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the Basket at such time is less than, equal to or not sufficiently above its starting level.

—	Capped Value. We anticipate that the value of the securities will always be at a discount to the capped value.

—	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

—	Volatility Of The Basket. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Basket changes.

—

Correlation Of The Basket Components. Correlation is the term used to describe the extent to which the direction of market fluctuations of a basket component is similar to that of the other basket components. The value of the securities may be affected if the correlation of the basket components changes.

—

Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Basket. This difference will mostly likely reflect a discount due to expectations and uncertainty concerning the value of the Basket during the period of time still remaining to the maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that would be payable at maturity based on the then-current value of the Basket.

—

Our Credit Ratings, Financial Condition And Results Of Operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the value of the securities. However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, such as the value of the Basket, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the securities.

You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of the Basket.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

PRS-10

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Risk Factors (Continued)

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

The Settlement Price Of A Commodity May Change Unpredictably, Affecting The Value Of Your Securities In Unforeseeable Ways.

Investments linked to commodities are speculative and commodity prices can be extremely volatile. The settlement price of a commodity may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather and acts of nature; agricultural conditions; international trade conditions; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; force majeure occurrences; increased exploration and enhanced production methods and other technological developments driven by increased commodity prices; changes in interest rates; speculation and trading activities in the commodities; and changes in exchange rates for the U.S. dollar (the currency in which the settlement prices for the commodities are quoted). These factors may affect the settlement price of a commodity and the value of your securities in varying ways.

The Valuation Of A Commodity May Not Be Consistent With Other Measures Of Value For Such Commodity.

The value of a commodity will be determined by reference to spot prices or futures contract prices of specified maturities for such commodity as quoted on specified exchanges. Such value will not necessarily be consistent with other valuations of the commodity, such as those as determined by reference to futures contracts on different exchanges, with different delivery points or with different maturities.

The Performance Of The Basket Components That Are Based On Futures Contracts May Differ From The Performance Of The Spot Prices Of The Relevant Commodities.

Four of the six basket components—WTI crude oil futures, gasoline futures, corn futures and soybean futures—are based on the price of futures contracts on the relevant commodities, rather than on their spot prices. The price of a futures contract on a commodity reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a physical commodity reflects the value of the commodity upon immediate delivery. Several factors can result in differences between the price of a commodity futures contract and the spot price of a commodity, including the cost of storing the commodity for the length of the futures contract, interest costs related to financing the purchase of the commodity and expectations of supply and demand for the commodity. While changes in the price of a futures contract are usually correlated with the changes in the spot price of the relevant commodity, such correlation is not exact. In some cases, the performance of a futures contract on a commodity can deviate significantly from the spot price performance of the commodity, especially over longer periods of time. Accordingly, the component returns of the basket components that are based on futures contracts may be less than they would be if they reflected the spot price return of the relevant commodities.

Changes In The Value Of One Or More Basket Components May Offset Each Other.

Price movements in the basket components may not correlate with each other. Even if the settlement price of one or more of the basket components increases, the settlement price of one or more of the other basket components may not increase as much or may even decline in value. Therefore, in calculating the ending level of the Basket, increases in the settlement price of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the settlement price of one or more of the other basket components. You cannot predict the future performance of any basket components or the Basket as a whole, or whether increases in the settlement prices of any of the basket components will be offset by decreases in the settlement prices of the other basket components, based on their historical performance.

Suspensions, Limitations Or Disruptions Of Market Trading In The Commodity And Related Futures Markets And The Rules Of Trading Facilities In Such Markets May Adversely Affect The Value Of The Securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.

U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Conversely, certain foreign exchanges do not have limit prices and, accordingly, there is no limit on the amount by which the price of a particular contract may decline in a single day. These circumstances could adversely affect the settlement price of a commodity and, therefore, the value of your securities.

PRS-11

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Risk Factors (Continued)

The settlement prices for each of gold and silver will be determined by reference to prices reported by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should stop operations, or if bullion trading by LBMA members should become subject to a value added tax, any other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of gold and silver may be affected. In addition, there are no price limits applicable to LBMA commodities and, consequently, prices can decline without limitation over a period of time.

Possible Regulatory Changes Could Adversely Affect The Return On And Value Of Your Securities.

U.S. regulatory agencies have recently enacted new rules and are currently considering the enactment of additional, related new rules that may substantially affect the regulation of the commodity and futures markets. Although the final form of many new rules has not yet been determined and many finalized new rules have not yet been fully implemented, it is likely that such rules will limit the ability of market participants to participate in the commodity and futures market to the extent and at the levels that they have in the past and may have the effect of reducing liquidity in these markets and changing the structure of the markets in other ways. In addition, these regulatory changes will likely increase the level of regulation of markets and market participants and the costs of participating in the commodity and futures markets. These changes could impact the ending level and volatility of the Basket which could in turn adversely affect the return on and the value of your securities.

An Investment In The Securities Is Subject To Risks Associated With Foreign Commodity Exchanges.

You should be aware that investments linked to commodities that trade on foreign commodity exchanges involve particular risks. Foreign commodity exchanges may be less regulated than U.S. commodity exchanges, and certain foreign commodities markets may be more susceptible to disruption due to the absence of government regulation. Trading on foreign commodity exchanges is also subject to exchange controls, expropriations, taxation policies, moratoriums and political or diplomatic events.

The Settlement Price Of A Commodity And The Value Of The Securities May Be Affected By Currency Exchange Fluctuations.

The settlement price for the commodities will be quoted in U.S. dollars or cents, as applicable. As a result, appreciation of the U.S. dollar will increase the relative cost of such commodities for foreign consumers, thereby reducing demand for such commodities and affecting the settlement price of such commodities. As a result, the settlement price of the commodities and an investment in the securities may be adversely affected by changes in exchange rates between the U.S. dollar and foreign currencies. In recent years, rates of exchange between the U.S. dollar and various foreign currencies have been highly volatile and this volatility may continue in the future. However, fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the securities.

Changes In Exchange Methodology Or Changes In Law Or Regulations May Affect The Value Of The Securities Prior To Maturity And The Amount You Receive At Maturity.

The settlement price of a commodity may be determined by reference to the price of that commodity as determined by the applicable exchange. An exchange may from to time change any rule or bylaw or take emergency action under its rules, any of which could affect such settlement price. Any such change which causes a decrease in such settlement price could adversely affect the value of the securities and the redemption amount. Moreover, an exchange may increase margin requirements, which could adversely affect the settlement price of a commodity. In addition, prices of commodities and commodity futures contracts could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities or commodity components) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. Any such event could adversely affect the settlement price of a commodity, the value of the securities and the redemption amount.

Historical Settlement Prices Of A Commodity Should Not Be Taken As An Indication Of The Future Performance Of The Commodity During The Term Of The Securities.

The actual performance of a commodity over the term of the securities, as well as the redemption amount, may bear little relation to the historical performance of the commodity. The settlement price of a commodity will be influenced by complex and interrelated political, economic, financial, military and other factors that can affect the markets in which the commodity is traded and the value of that commodity itself. As a result, it is impossible to predict whether the settlement price of a commodity will rise or fall during the term of the securities.

PRS-12

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Risk Factors (Continued)

You Must Rely On Your Own Evaluation Of The Merits Of An Investment Linked To Commodities.

In the ordinary course of business, we and our affiliates may from time to time express views on expected movements in the price of a commodity. These views may be inconsistent with an investment in the securities and are sometimes communicated to clients who participate in the commodities markets. However, these views, depending upon worldwide economic, political and other developments, may vary over differing time horizons and are subject to change. Moreover, other professionals who deal in the commodities markets may at any time have significantly different views from those expressed by us or our affiliates. For reasons such as these, we believe that most investors in the commodities markets derive information concerning those markets from multiple sources. In connection with your purchase of the securities, you should investigate the commodities markets and not rely on views which may be expressed by us or our affiliates in the ordinary course of business with respect to future commodity price movements.

You should make such investigation as you deem appropriate as to the merits of an investment linked to commodities. Neither the offering of the securities nor any views which may from time to time be expressed by us or our affiliates in the ordinary course of business with respect to future price movements of a commodity constitutes a recommendation as to the merits of an investment in the securities.

Holders Of The Securities Will Not Benefit From The Regulatory Protections Of The Commodity Futures Trading Commission Or Any Non-U.S. Regulatory Authority.

The securities are our direct obligations. The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell futures contracts or options on futures contracts on a commodity for the benefit of the holders of the securities. An investment in the securities does not constitute an investment in futures contracts or options on futures contracts, and holders of the securities will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”) afforded to persons who trade in such contracts.

Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (“CPO”), or qualify for an exemption from the registration requirement. Because the securities are not interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO, and holders of the securities will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

The determination of the ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be postponed until the later of (i) three business days after the ending level is determined and (ii) the initial stated maturity date.

One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

One of our affiliates will be the calculation agent for purposes of determining, among other things, the redemption amount you receive at stated maturity and whether a market disruption event has occurred on the calculation day. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Trading And Other Transactions By Us Or Our Affiliates Could Affect The Value Of The Basket, Prices Of Commodities Included In The Basket Or The Value Of The Securities.

From time to time, as part of our general financial risk management, we or one or more of our affiliates may fully or partially hedge our obligations under the securities. Pursuant to such hedging activities, we or one or more of our affiliates may acquire commodities included in the Basket or listed or over-the-counter derivative or synthetic instruments related to such commodities. Depending on, among other things, future market conditions, the aggregate amount and the composition of our positions are likely to vary over time.

PRS-13

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Risk Factors (Continued)

To the extent that we or one or more of our affiliates has a long hedge position in any of the commodities included in the Basket, or derivative or synthetic instruments related to those commodities, we or one or more of our affiliates may liquidate a portion of such holdings on or about the calculation day. Certain activity by us or one or more of our affiliates described above can potentially increase or decrease the prices of a commodity included in the Basket and, accordingly, increase or decrease the value of the Basket. Although we have no reason to believe that any of those activities will have a material impact on the value of the Basket, these activities could have such an effect. Profits or losses from any of our positions discussed above cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Our affiliates may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return on the securities at maturity or in a secondary market transaction.

We or one or more of our affiliates may also engage in trading in the commodities included in the Basket and other investments relating to such commodities on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the settlement prices of such commodities and, therefore, the value of the securities.

In addition, we or one or more of our affiliates may purchase or otherwise acquire a long or short position in the securities from time to time and may, in our or their sole discretion, hold or resell those securities. We or one or more of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future. You should note that if we or one or more of our affiliates take any such position at any time, it is possible that we or one or more of our affiliates could receive substantial returns with respect to those positions while the value of your securities may decline.

We or one or more of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to the Basket. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.

The United States federal income tax consequences of your investment in the notes are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. See “United States Federal Income Tax Considerations” below. You should consult your tax advisor about your own tax situation.

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion of income in respect of your securities. Because there is no authority that specifically addresses the United States federal income tax treatment of the securities, it is possible that your securities could be treated for United States federal income tax purposes in a manner that differs significantly from the treatment described in this pricing supplement. We urge you to read the discussion entitled “United States Federal Income Tax Considerations” below on PRS-37 for a more detailed discussion of the tax considerations applicable to your securities, and we also urge you to discuss the tax consequences of your investment in the securities with your tax advisor.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your securities.

PRS-14

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Risk Factors (Continued)

There Are Risks Associated With Each Of The Basket Components.

WTI Crude Oil Futures.

Oil prices fluctuate widely. They are affected by numerous factors in addition to economic activity. These include weather, political events, discoveries of new reserves, labor activity, and, especially, direct government intervention such as embargos (and releases thereof), and supply disruptions (and restorations thereof) in major producing or consuming regions such as the Middle East, the United States, Latin America, China and Russia. Such events tend to affect oil prices worldwide, regardless of the location of the event. The outcome of meetings of the Organization of Petroleum Exporting Countries (OPEC) can particularly affect world oil supply and oil prices. Oil prices could also be affected by any decision by OPEC to quote oil prices in a currency other than U.S. dollars (such as Euros), which could decrease liquidity in the first nearby month futures contract, and thereby affect the value of such futures contract. Market expectations about these events and speculative activity may also cause prices to fluctuate.

While short term demand/supply responsiveness to oil price changes can be limited due to short term constraints or stockpiling, generally oil demand and supply adjust to oil prices over time. Oil prices are also affected by factors such as interest rates, money supply, global economic trends, geopolitical events and speculation. All of these factors could adversely affect the settlement price of crude oil.

Furthermore, a significant proportion of world oil production capacity is controlled by a small number of producers, and such producers have in the past implemented curtailments of output and trade. Such efforts at supply curtailment (or the cessation thereof) could affect the settlement price of crude oil. Oil’s major end-use as a refined product is as a transport fuel, industrial fuel and in-home heating fuel. Potential for substitution exists in most areas. The development of a substitute product or transport fuel could adversely affect the settlement price of crude oil.

The supply of and demand for oil influence the price of oil in the medium-to-longer term. In the event of sudden disruptions in the supplies of oil, such as those caused by war, accidents, weather or acts of terrorism, prices of oil futures contracts and, consequently, the settlement price of crude oil, could become extremely volatile and unpredictable. Also, sudden and dramatic declines in futures contract prices may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the discovery of significant additional sources or reserves of oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Any such declines could have a significant adverse effect on the settlement price of crude oil. In addition, the price of oil has on occasion been subject to very rapid and significant short-term changes due to speculative activities. Such volatility could lead some investors in oil futures contracts to withdraw from the applicable futures markets, which could adversely affect the liquidity of such markets and could adversely affect the settlement price of crude oil.

Gasoline Futures.

Since gasoline is a refined product of crude oil, the price of gasoline tends to be affected by the same macroeconomic factors that affect the price of crude oil. For a description of these risks, see “—WTI Crude Oil Futures” above. In addition, gasoline prices are affected by seasonal demands for different formulations of gasoline, the level of refinery capacity and the governmental regulation of the refining process.

Corn Futures.

Corn prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of corn, but are also influenced by speculative actions and by currency exchange rates. The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production of ethanol. The demand for corn is also affected by the demand from the pork, beef and poultry sectors, which use corn for feed. Adverse events in those industries will lessen the demand for corn. For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease. In addition, prices for corn are affected by governmental and intergovernmental programs and policies regarding trade, agriculture and energy, specifically, and fiscal and monetary issues, more generally. Extrinsic factors such as natural disasters, pestilence, scientific developments, wars and political and civil upheavals also affect corn prices. The United States, Brazil and China are the three biggest suppliers of corn crops.

Soybean Futures.

Soybean prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of soybeans. In addition, prices for soybeans are affected by governmental and intergovernmental programs and policies regarding trade, agriculture and energy, specifically, and fiscal and monetary issues, more generally. Soy biodiesel, animal agriculture, edible soybean oil and new industrial uses are examples of major areas that may impact worldwide soybean demand. Such alternative uses may be dependent on governmental action, such as subsidies or tariffs, and technological innovation. Extrinsic factors such as natural disasters, pestilence, scientific developments, wars and political and civil upheavals also affect soybean prices. The United States, Argentina and Brazil are the three biggest suppliers of soybean crops.

PRS-15

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Risk Factors (Continued)

Gold.

Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market. It is not possible to predict the aggregate effect of all or any combination of these factors.

Silver.

The price of silver is primarily affected by global demand for and supply of silver. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, photography, jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

PRS-16

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Hypothetical Returns

The following table illustrates, for a range of hypothetical ending levels of the Basket:

•	the hypothetical percentage change from the starting level to the hypothetical ending level;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
175.00	75.00%	$1,600.00	60.00%	12.09%
150.00	50.00%	$1,600.00	60.00%	12.09%
140.00	40.00%	$1,600.00	60.00%	12.09%
130.00	30.00%	$1,450.00	45.00%	9.50%
120.00	20.00%	$1,300.00	30.00%	6.66%
115.00	15.00%	$1,225.00	22.50%	5.13%
110.00	10.00%	$1,150.00	15.00%	3.52%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
80.00	-20.00%	$1,000.00	0.00%	0.00%
79.00	-21.00%	$990.00	-1.00%	-0.25%
70.00	-30.00%	$900.00	-10.00%	-2.61%
50.00	-50.00%	$700.00	-30.00%	-8.72%
25.00	-75.00%	$450.00	-55.00%	-18.99%
0.00	-100.00%	$200.00	-80.00%	-36.42%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The starting level.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual ending level.

PRS-17

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), assuming component returns as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

	WTI Crude Oil Futures	Gasoline Futures	Corn Futures	Soybean Futures	Gold	Silver
Initial Component Price	108.21	2.7696	459.00	1381.50	1318.50	2172.00
Final Component Price	124.67	3.3077	508.66	1540.51	1484.76	2465.44
Component Return	15.21%	19.43%	10.82%	11.51%	12.61%	13.51%

Based on the hypothetical component returns set forth above, the ending level would equal:

100 x [1 + (16.67% x 15.21%) + (16.67% x 19.43%) + (16.67% x 10.82%) + (16.67% x 11.51%) + (16.66% x 12.61%) + (16.66% x 13.51%)] = 113.8485

Since the hypothetical ending level is greater than the starting level, the redemption amount would equal:

$ 1,000 +	$1,000 x	113.8485 – 100	x 150%	= $1,207.73
100

On the stated maturity date you would receive $1,207.73 per security.

Example 2. Redemption amount is equal to the capped value:

	WTI Crude Oil Futures	Gasoline Futures	Corn Futures	Soybean Futures	Gold	Silver
Initial Component Price	108.21	2.7696	459.00	1381.50	1318.50	2172.00
Final Component Price	153.26	3.8677	691.48	2149.89	1923.43	3491.27
Component Return	41.63%	39.65%	50.65%	55.62%	45.88%	60.74%

Based on the hypothetical component returns set forth above, the ending level would equal:

100 x [1 + (16.67% x 41.63%) + (16.67% x 39.65%) + (16.67% x 50.65%) + (16.67% x 55.62%) + (16.66% x 45.88%) + (16.66% x 60.74%)] = 149.0275

The redemption amount would be equal to the capped value since the capped value is less than:

$ 1,000 +	$1,000 x	149.0275 – 100	x 150%	= $1,735.41
100

On the stated maturity date you would receive $1,600.00 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending level is greater than the starting level, you will participate in the performance of the Basket at a rate of 150% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending levels that are greater than 140% of the starting level since your return on the securities for any ending level greater than 140% of the starting level will be limited to the capped value.

PRS-18

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Hypothetical Payments at Stated Maturity (Continued)

Example 3. Redemption amount is equal to the original offering price:

	WTI Crude Oil Futures	Gasoline Futures	Corn Futures	Soybean Futures	Gold	Silver
Initial Component Price	108.21	2.7696	459.00	1381.50	1318.50	2172.00
Final Component Price	91.76	2.5976	412.00	1179.11	1107.67	1810.14
Component Return	-15.20%	-6.21%	-10.24%	-14.65%	-15.99%	-16.66%

Based on the hypothetical component returns set forth above, the ending level would equal:

100 x [1 + (16.67% x -15.20%) + (16.67% x -6.21%) + (16.67% x -10.24%) + (16.67% x -14.65%) + (16.66% x -15.99%) + (16.66% x -16.66%)] = 86.8423

Since the hypothetical ending level is less than the starting level, but not by more than 20%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000 per security.

Example 4. Redemption amount is less than the original offering price:

	WTI Crude Oil Futures	Gasoline Futures	Corn Futures	Soybean Futures	Gold	Silver
Initial Component Price	108.21	2.7696	459.00	1381.50	1318.50	2172.00
Final Component Price	135.93	1.0278	162.81	438.90	708.96	2789.50
Component Return	25.62%	-62.89%	-64.53%	-68.23%	-46.23%	28.43%

Based on the hypothetical component returns set forth above, the ending level would equal:

100 x [1 + (16.67% x 25.62%) + (16.67% x -62.89%) + (16.67% x -64.53%) + (16.67% x -68.23%) + (16.66% x -46.23%) + (16.66% x 28.43%)] = 68.6905

Since the hypothetical ending level is less than the starting level by more than 20%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$ 1,000 –	$1,000 x	80 – 68.6905	= $886.91
100

On the stated maturity date you would receive $886.91 per security.

In this example, the settlement prices of WTI crude oil futures and silver increase from their respective initial component prices to their final component prices and the settlement prices of the other four basket components decrease from their respective initial component prices to their final component prices. Although the final component price is greater than the initial component price for two of the basket components, the decline in the settlement prices of the other basket components more than offsets the increases and, consequently, the ending level of the Basket is less than its starting level and you would lose a portion of the original offering price of your securities.

To the extent that the component returns and ending level differ from the values assumed above, the results indicated above would be different.

PRS-19

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent that it is different from that information.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the redemption amount you receive at stated maturity. In addition, the calculation agent will, among other things:

—	determine whether a market disruption event has occurred;

—	determine if adjustments are required to the settlement price of a basket component under various circumstances; and

—

if quotation of the settlement price of a basket component is discontinued, select a successor quotation source or, if no successor quotation source is available, determine the settlement price of the basket component.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. All percentages and other amounts resulting from any calculation with respect to the securities will be rounded at the calculation agent’s discretion. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(i)

with respect to WTI crude oil futures: (A) a material limitation or suspension of trading in the first nearby month futures contract for WTI light sweet crude oil traded on NYMEX; or (B) the failure of NYMEX to announce the NYMEX crude oil price;

(ii)

with respect to gasoline futures: (A) a material limitation or suspension of trading in the first nearby month futures contract for NYMEX RBOB gasoline traded on NYMEX; or (B) the failure of NYMEX to announce the NYMEX RBOB gasoline price;

(iii)

with respect to corn futures: (A) a material limitation or suspension of trading in the applicable futures contract for deliverable-grade corn; or (B) the failure of the CBOT to announce the CBOT corn price;

(iv)

with respect to soybean futures: (A) a material limitation or suspension of trading in the applicable futures contract for deliverable-grade soybeans; or (B) the failure of the CBOT to announce the CBOT soybean price;

(v)

with respect to gold: (A) a material limitation or suspension of trading in the London afternoon gold fixing market; or (B) the failure of the London Gold Market to announce or publish the London gold fixing price; and

(vi)

with respect to silver: (A) a material limitation or suspension of trading in the London silver fixing market; or (B) the failure of the London Silver Market to announce or publish the London silver fixing price.

For purposes of determining whether a market disruption event has occurred or is continuing with respect to a basket component, a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant trading facility.

PRS-20

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Additional Terms of the Securities (Continued)

If a market disruption event occurs or is continuing with respect to a basket component on the calculation day, the calculation day for such basket component will be postponed to the first succeeding trading day for such basket component on which a market disruption event for such basket component has not occurred and is not continuing. If such first succeeding trading day has not occurred as of the fifth scheduled trading day after the scheduled calculation day for such basket component, that fifth scheduled trading day shall be deemed the calculation day. If the calculation day has been postponed five scheduled trading days for such basket component after the scheduled calculation day for such basket component and such fifth scheduled trading day is not a trading day, or if a market disruption event occurs or is continuing with respect to the basket component on such fifth scheduled trading day, the calculation agent will determine the settlement price of such basket component on such fifth scheduled trading day based on its good faith estimate of the settlement price. Notwithstanding a postponement of the calculation day for a particular basket component due to a non-trading day or a market disruption event with respect to such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by a non-trading day or a market disruption event.

Discontinuance of Quotations; Alteration of Manner of Quotation

If the quotation source for a basket component discontinues quoting the settlement price for such basket component as provided herein and another entity publishes a quotation that the calculation agent determines, in its sole discretion, to be comparable to the discontinued quotation, then any subsequent settlement price will be determined by reference to the quotation of such settlement price provided by such successor entity (in any such case, referred to herein as a “successor quotation source”) on the date that the settlement price is to be determined.

Upon any selection by the calculation agent of a successor quotation source, Wells Fargo will cause notice to be given to the holders of the securities.

If the quotation source for a basket component discontinues quoting the settlement price for such basket component as provided herein and the calculation agent determines that no successor quotation source for such settlement price is available at such time, then any subsequent settlement price will be determined by reference to the calculation agent’s good faith estimate of the settlement price for such basket component.

If a successor quotation source is selected or the calculation agent calculates a settlement price in the absence of a successor quotation source, such successor quotation source or settlement price will be used for all purposes with respect to calculation of the redemption amount, including for purposes of determining whether a market disruption event exists.

Notwithstanding these alternative arrangements, discontinuance of the publication of a quotation of a basket component by a quotation source may adversely affect the value of the securities.

If the method of quoting a settlement price as provided herein is changed in a material respect by a quotation source or a successor quotation source, then the calculation agent will, on the date that the settlement price is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a settlement price for such basket component as if such changes had not been made. The calculation agent will calculate the redemption amount with reference to the settlement price, as adjusted.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein. The redemption amount will be calculated as though the date of acceleration were the calculation day.

PRS-21

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

The Basket

The Basket will represent a weighted portfolio of the following six basket components, with the return of each basket component having the weighting noted parenthetically: WTI crude oil futures (16.67%); gasoline futures (16.67%); corn futures (16.67%); soybean futures (16.67%); gold (16.66%); and silver (16.66%). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see “WTI Crude Oil Futures,” “Gasoline Futures,” “Corn Futures,” “Soybean Futures,” “Gold,” and “Silver.” The Basket does not reflect the performance of all commodities markets.

While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 1, 2003 to September 13, 2013, assuming that the Basket was constructed on January 1, 2003 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the settlement prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

PRS-22

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

WTI Crude Oil Futures

The settlement price for WTI crude oil futures on any day will be determined by reference to the official settlement price per barrel of the first nearby month futures contract for WTI light sweet crude oil, expressed in U.S. dollars per barrel traded on the NYMEX, as made public by NYMEX. This futures contract is based on West Texas Intermediate crude oil delivered to Cushing, Oklahoma. Although WTI crude oil is refined principally in the United States’ mid-continent region, it forms the basis for pricing other domestic crudes as well as some foreign grades.

The NYMEX, the world’s largest physical commodity futures and options exchange, was founded more than 130 years ago. The NYMEX provides a regulated marketplace where industry participants use futures and options to minimize their price exposure in the physical energy market. The NYMEX conducts trading in its futures contracts through an open-outcry trading floor during the trading day and after hours through an internet-based electronic platform.

We obtained the settlement prices listed below from Bloomberg without independent verification. You can obtain the settlement price of WTI crude oil futures at any time from Bloomberg under the symbol “CL1.”

The following graph sets forth daily settlement prices of WTI crude oil futures for the period from January 1, 2003 to September 13, 2013. The settlement price on September 13, 2013 was $108.21.

PRS-23

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

WTI Crude Oil Futures (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of WTI crude oil futures for each quarter in the period from January 1, 2003 through June 30, 2013 and for the period from July 1, 2013 to September 13, 2013.

	High	Low	Last

2003
First Quarter	$37.83	$26.91	$31.04
Second Quarter	$32.36	$25.24	$30.19
Third Quarter	$32.39	$26.96	$29.20
Fourth Quarter	$33.71	$28.47	$32.52
2004
First Quarter	$38.18	$32.48	$35.76
Second Quarter	$42.33	$34.27	$37.05
Third Quarter	$49.90	$38.39	$49.64
Fourth Quarter	$55.17	$40.71	$43.45
2005
First Quarter	$56.72	$42.12	$55.40
Second Quarter	$60.54	$46.80	$56.50
Third Quarter	$69.81	$56.72	$66.24
Fourth Quarter	$65.47	$56.14	$61.04
2006
First Quarter	$68.35	$57.65	$66.63
Second Quarter	$75.17	$66.23	$73.93
Third Quarter	$77.03	$60.46	$62.91
Fourth Quarter	$63.72	$55.81	$61.05
2007
First Quarter	$66.03	$50.48	$65.87
Second Quarter	$70.68	$61.47	$70.68
Third Quarter	$83.32	$69.26	$81.66
Fourth Quarter	$98.18	$79.02	$95.98
2008
First Quarter	$110.33	$86.99	$101.58
Second Quarter	$140.21	$100.98	$140.00
Third Quarter	$145.29	$91.15	$100.64
Fourth Quarter	$98.53	$33.87	$44.60
2009
First Quarter	$54.34	$33.98	$49.66
Second Quarter	$72.68	$45.88	$69.89
Third Quarter	$74.37	$59.52	$70.61
Fourth Quarter	$81.37	$69.51	$79.36
2010
First Quarter	$83.76	$71.19	$83.76
Second Quarter	$86.84	$68.01	$75.63
Third Quarter	$82.55	$71.63	$79.97
Fourth Quarter	$91.51	$79.49	$91.38
2011
First Quarter	$106.72	$84.32	$106.72
Second Quarter	$113.93	$90.61	$95.42
Third Quarter	$99.87	$79.20	$79.20
Fourth Quarter	$102.59	$75.67	$98.83
2012
First Quarter	$109.77	$96.36	$103.02
Second Quarter	$106.16	$77.69	$84.96
Third Quarter	$99.00	$83.75	$92.19
Fourth Quarter	$92.48	$84.44	$91.82
2013
First Quarter	$97.94	$90.12	$97.23
Second Quarter	$98.44	$86.68	$96.56
July 1, 2013 to September 13, 2013	$110.53	$97.99	$108.21

PRS-24

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Gasoline Futures

The settlement price of gasoline futures on any day will be determined by reference to the official settlement price per gallon of the first nearby month futures contract for NYMEX RBOB gasoline, expressed in U.S. dollars per gallon traded on the NYMEX, as made public by the NYMEX. The futures contract for RBOB gasoline was introduced in 2005 and is used to price non-oxygenated gasoline blend-stock ready for the addition of 10% ethanol. The delivery point underlying the contract is F.O.B. from the seller’s facility in New York harbor ex-shore.

The NYMEX, the world’s largest physical commodity futures and options exchange, was founded more than 130 years ago. The NYMEX provides a regulated marketplace where industry participants use futures and options to minimize their price exposure in the physical energy market. The NYMEX conducts trading in its futures contracts through an open-outcry trading floor during the trading day and after hours through an internet-based electronic platform.

We obtained the settlement prices listed below from Bloomberg without independent verification. Due to the fact that the settlement price for RBOB gasoline is not available for periods prior to October 4, 2005, the historical settlement price information below for RBOB gasoline for periods prior to October 4, 2005 is based on the futures contract settlement prices for the NYMEX Gasoline NY Unleaded (the predecessor to the NYMEX RBOB gasoline futures contract) as published on Bloomberg page HU1. You can obtain the settlement price of gasoline futures at any time from Bloomberg under the symbol “XB1.”

The following graph sets forth daily settlement prices of gasoline futures for the period from January 1, 2003 to September 13, 2013. The settlement price on September 13, 2013 was $2.7696.

PRS-25

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Gasoline Futures (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of gasoline futures for each quarter in the period from January 1, 2003 through June 30, 2013 and for the period from July 1, 2013 to September 13, 2013.

	High	Low	Last

2003
First Quarter	$1.1567	$0.8351	$0.9444
Second Quarter	$0.9341	$0.7678	$0.8699
Third Quarter	$1.1163	$0.7870	$0.8865
Fourth Quarter	$0.9497	$0.7840	$0.9492
2004
First Quarter	$1.1577	$0.9329	$1.1244
Second Quarter	$1.4578	$1.0585	$1.1562
Third Quarter	$1.3579	$1.1288	$1.3444
Fourth Quarter	$1.4376	$1.0412	$1.0887
2005
First Quarter	$1.6549	$1.1317	$1.6549
Second Quarter	$1.7310	$1.3985	$1.5721
Third Quarter	$2.6145	$1.6473	$2.1381
Fourth Quarter	$1.8888	$1.4806	$1.7400
2006
First Quarter	$2.0805	$1.4310	$2.0645
Second Quarter	$2.4895	$2.0512	$2.3931
Third Quarter	$2.4308	$1.4929	$1.5632
Fourth Quarter	$1.7106	$1.4466	$1.6021
2007
First Quarter	$2.1355	$1.3553	$2.1115
Second Quarter	$2.4405	$2.0177	$2.2942
Third Quarter	$2.3694	$1.8637	$2.0683
Fourth Quarter	$2.4962	$1.9813	$2.4758
2008
First Quarter	$2.7429	$2.2399	$2.6163
Second Quarter	$3.5480	$2.6392	$3.5015
Third Quarter	$3.5710	$2.3970	$2.4847
Fourth Quarter	$2.3600	$0.7927	$1.0082
2009
First Quarter	$1.5311	$1.0433	$1.4000
Second Quarter	$2.0711	$1.3717	$1.8972
Third Quarter	$2.0693	$1.6205	$1.7259
Fourth Quarter	$2.0705	$1.7203	$2.0525
2010
First Quarter	$2.3100	$1.8864	$2.3100
Second Quarter	$2.4351	$1.9308	$2.0606
Third Quarter	$2.1935	$1.8494	$2.0448
Fourth Quarter	$2.4532	$2.0410	$2.4532
2011
First Quarter	$3.1076	$2.3427	$3.1076
Second Quarter	$3.4648	$2.7766	$3.0316
Third Quarter	$3.1536	$2.5547	$2.6260
Fourth Quarter	$2.8247	$2.4489	$2.6863
2012
First Quarter	$3.4166	$2.7313	$3.3899
Second Quarter	$3.3954	$2.5501	$2.7272
Third Quarter	$3.3420	$2.6239	$3.3420
Fourth Quarter	$2.9593	$2.5736	$2.8120
2013
First Quarter	$3.2035	$2.7066	$3.1054
Second Quarter	$3.1015	$2.7190	$2.7520
July 1, 2013 to September 13, 2013	$3.1343	$2.7122	$2.7696

PRS-26

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Corn Futures

The settlement price of corn futures on any day will be determined by reference to the official settlement price per bushel of deliverable-grade corn of the first nearby month futures contract (or in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per bushel traded on the CBOT, as made public by the CBOT.

The CBOT, established in 1848, is a futures and futures-options exchange. In its early history, the CBOT traded only agricultural commodities such as corn, wheat, oats and soybeans. Futures contracts at the exchange evolved to include non-storable agricultural commodities and non-agricultural products. South American soybean futures and ethanol futures, the exchange’s newest products, were introduced in 2005 in response to shifting trends in the global agricultural economy.

We obtained the settlement prices listed below from Bloomberg without independent verification. You can obtain the settlement price of corn futures at any time from Bloomberg under the symbol “C 1.”

The following graph sets forth daily settlement prices of corn futures for the period from January 1, 2003 to September 13, 2013. The settlement price on September 13, 2013 was 459.00¢.

PRS-27

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Corn Futures (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of corn futures for each quarter in the period from January 1, 2003 through June 30, 2013 and for the period from July 1, 2013 to September 13, 2013.

	High	Low	Last

2003
First Quarter	245.25¢	227.75¢	236.50¢
Second Quarter	255.75¢	223.75¢	223.75¢
Third Quarter	247.00¢	205.50¢	220.25¢
Fourth Quarter	253.50¢	213.75¢	246.00¢
2004
First Quarter	320.00¢	250.00¢	320.00¢
Second Quarter	330.50¢	262.50¢	262.50¢
Third Quarter	263.00¢	205.25¢	205.50¢
Fourth Quarter	209.00¢	197.00¢	204.75¢
2005
First Quarter	228.50¢	194.75¢	213.00¢
Second Quarter	235.50¢	203.50¢	222.25¢
Third Quarter	260.00¢	203.25¢	205.50¢
Fourth Quarter	216.25¢	191.25¢	215.75¢
2006
First Quarter	239.50¢	205.00¢	236.00¢
Second Quarter	263.00¢	228.25¢	246.00¢
Third Quarter	268.25¢	219.00¢	262.50¢
Fourth Quarter	390.50¢	264.00¢	390.25¢
2007
First Quarter	438.50¢	354.50¢	374.50¢
Second Quarter	419.00¢	340.00¢	340.00¢
Third Quarter	386.75¢	310.00¢	373.00¢
Fourth Quarter	455.50¢	339.75¢	455.50¢
2008
First Quarter	572.50¢	462.50¢	567.25¢
Second Quarter	768.25¢	576.25¢	737.75¢
Third Quarter	761.00¢	487.50¢	487.50¢
Fourth Quarter	484.00¢	309.25¢	407.00¢
2009
First Quarter	427.50¢	349.25¢	404.75¢
Second Quarter	449.50¢	354.50¢	354.50¢
Third Quarter	358.00¢	306.25¢	344.00¢
Fourth Quarter	417.50¢	333.50¢	414.50¢
2010
First Quarter	423.00¢	345.00¢	345.00¢
Second Quarter	378.25¢	333.25¢	362.75¢
Third Quarter	521.75¢	362.75¢	495.75¢
Fourth Quarter	629.00¢	465.75¢	629.00¢
2011
First Quarter	736.75¢	595.00¢	693.25¢
Second Quarter	787.00¢	644.25¢	648.00¢
Third Quarter	775.25¢	592.50¢	592.50¢
Fourth Quarter	660.50¢	579.00¢	646.50¢
2012
First Quarter	673.00¢	593.50¢	644.00¢
Second Quarter	658.25¢	551.50¢	628.50¢
Third Quarter	831.25¢	652.25¢	756.25¢
Fourth Quarter	773.25¢	691.50¢	698.25¢
2013
First Quarter	740.50¢	680.25¢	695.25¢
Second Quarter	682.25¢	547.25¢	547.25¢
July 1, 2013 to September 13, 2013	560.75¢	455.25¢	459.00¢

PRS-28

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Soybean Futures

The settlement price of soybean futures on any day will be determined by reference to the official settlement price per bushel of deliverable-grade soybeans of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per bushel traded on the CBOT, as made public by the CBOT.

The CBOT, established in 1848, is a futures and futures-options exchange. In its early history, the CBOT traded only agricultural commodities such as corn, wheat, oats and soybeans. Futures contracts at the exchange evolved to include non-storable agricultural commodities and non-agricultural products. South American soybean futures and ethanol futures, the exchange’s newest products, were introduced in 2005 in response to shifting trends in the global agricultural economy.

We obtained the settlement prices listed below from Bloomberg without independent verification. You can obtain the settlement price of soybean futures at any time from Bloomberg under the symbol “S 1.”

The following graph sets forth daily settlement prices of soybean futures for the period from January 1, 2003 to September 13, 2013. The settlement price on September 13, 2013 was 1381.50¢.

PRS-29

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Soybean Futures (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of soybean futures for each quarter in the period from January 1, 2003 through June 30, 2013 and for the period from July 1, 2013 to September 13, 2013.

	High	Low	Last

2003
First Quarter	582.00¢	548.00¢	574.50¢
Second Quarter	649.25¢	573.75¢	614.25¢
Third Quarter	683.25¢	519.25¢	677.25¢
Fourth Quarter	803.50¢	678.00¢	794.00¢
2004
First Quarter	1055.75¢	793.00¢	995.00¢
Second Quarter	1045.50¢	782.50¢	782.50¢
Third Quarter	821.50¢	523.50¢	527.00¢
Fourth Quarter	561.25¢	505.25¢	547.25¢
2005
First Quarter	681.00¢	499.50¢	627.50¢
Second Quarter	744.50¢	609.50¢	656.00¢
Third Quarter	721.00¢	557.50¢	573.25¢
Fourth Quarter	625.00¢	554.00¢	613.50¢
2006
First Quarter	632.25¢	565.00¢	571.50¢
Second Quarter	613.00¢	555.25¢	600.50¢
Third Quarter	613.50¢	538.50¢	547.50¢
Fourth Quarter	697.25¢	542.50¢	697.25¢
2007
First Quarter	794.50¢	664.50¢	761.25¢
Second Quarter	855.75¢	715.50¢	855.75¢
Third Quarter	1009.00¢	799.25¢	991.25¢
Fourth Quarter	1239.50¢	925.50¢	1214.25¢
2008
First Quarter	1559.50¢	1189.50¢	1197.25¢
Second Quarter	1598.00¢	1211.00¢	1598.00¢
Third Quarter	1649.00¢	1045.00¢	1045.00¢
Fourth Quarter	1053.00¢	783.50¢	980.00¢
2009
First Quarter	1036.00¢	844.00¢	952.00¢
Second Quarter	1267.00¢	952.00¢	1119.25¢
Third Quarter	1160.50¢	903.00¢	927.00¢
Fourth Quarter	1060.50¢	885.00¢	1048.50¢
2010
First Quarter	1061.00¢	908.00¢	941.00¢
Second Quarter	1009.00¢	930.50¢	931.00¢
Third Quarter	1128.50¢	937.00¢	1106.75¢
Fourth Quarter	1403.00¢	1054.00¢	1403.00¢
2011
First Quarter	1451.00¢	1270.00¢	1410.25¢
Second Quarter	1414.50¢	1299.50¢	1299.50¢
Third Quarter	1457.50¢	1179.00¢	1179.00¢
Fourth Quarter	1270.00¢	1100.00¢	1207.75¢
2012
First Quarter	1403.00¢	1158.25¢	1403.00¢
Second Quarter	1505.50¢	1340.00¢	1481.75¢
Third Quarter	1768.25¢	1494.25¢	1601.00¢
Fourth Quarter	1570.50¢	1383.25¢	1409.50¢
2013
First Quarter	1495.50¢	1367.25¢	1404.75¢
Second Quarter	1540.75¢	1361.75¢	1431.00¢
July 1, 2013 to September 13, 2013	1520.25¢	1193.50¢	1381.50¢

PRS-30

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Gold

The settlement price of gold on any day will be determined by reference to the official afternoon fixing price per troy ounce of gold, expressed in U.S. dollars, for delivery in London through a member of the LBMA authorized to effect such delivery. Twice daily during London trading hours there is a “fixing” which provides reference gold prices for that day’s trading. Formal participation in the London fixing is traditionally limited to five market-making members of the LBMA. These members meet each London business day at 10:30 a.m. to determine the London morning fixing price, and at 3:00 p.m. to determine the London afternoon fixing price, at the offices of the fixing chairman.

Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representative at the fixing. Orders may be changed at any time during these proceedings. The gold price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. There are no price limits applicable to LBMA commodities and, consequently, prices can decline without limitation over a period of time.

The London gold bullion markets are the principal global clearing centers for over-the-counter gold bullion transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London gold bullion markets is the LBMA, a self-regulatory association.

We obtained the settlement prices listed below from Bloomberg without independent verification. You can obtain the settlement price of gold at any time from Bloomberg under the symbol “GOLDLNPM.”

The following graph sets forth daily settlement prices of gold for the period from January 1, 2003 to September 13, 2013. The settlement price on September 13, 2013 was $1,318.50.

PRS-31

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Gold (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of gold for each quarter in the period from January 1, 2003 through June 30, 2013 and for the period from July 1, 2013 to September 13, 2013.

	High	Low	Last

2003
First Quarter	$382.10	$329.45	$334.85
Second Quarter	$371.40	$319.90	$346.00
Third Quarter	$390.70	$342.50	$388.00
Fourth Quarter	$416.25	$370.25	$416.25
2004
First Quarter	$425.50	$390.50	$423.70
Second Quarter	$427.25	$375.00	$395.80
Third Quarter	$415.65	$387.30	$415.65
Fourth Quarter	$454.20	$411.25	$435.60
2005
First Quarter	$443.70	$411.10	$427.50
Second Quarter	$440.55	$414.45	$437.10
Third Quarter	$473.25	$418.35	$473.25
Fourth Quarter	$536.50	$456.50	$513.00
2006
First Quarter	$584.00	$524.75	$582.00
Second Quarter	$725.00	$567.00	$613.50
Third Quarter	$663.25	$573.60	$599.25
Fourth Quarter	$648.75	$560.75	$632.00
2007
First Quarter	$685.75	$608.40	$661.75
Second Quarter	$691.40	$642.10	$650.50
Third Quarter	$743.00	$648.75	$743.00
Fourth Quarter	$841.10	$725.50	$833.75
2008
First Quarter	$1,011.25	$846.75	$933.50
Second Quarter	$946.00	$853.00	$930.25
Third Quarter	$986.00	$740.75	$884.50
Fourth Quarter	$903.50	$712.50	$869.75
2009
First Quarter	$989.00	$810.00	$916.50
Second Quarter	$981.75	$870.25	$934.50
Third Quarter	$1,018.50	$908.50	$995.75
Fourth Quarter	$1,212.50	$1,003.50	$1,087.50
2010
First Quarter	$1,153.00	$1,058.00	$1,115.50
Second Quarter	$1,261.00	$1,123.50	$1,244.00
Third Quarter	$1,307.50	$1,157.00	$1,307.00
Fourth Quarter	$1,421.00	$1,313.50	$1,405.50
2011
First Quarter	$1,447.00	$1,319.00	$1,439.00
Second Quarter	$1,552.50	$1,418.00	$1,505.50
Third Quarter	$1,895.00	$1,483.00	$1,620.00
Fourth Quarter	$1,795.00	$1,531.00	$1,531.00
2012
First Quarter	$1,781.00	$1,598.00	$1,662.50
Second Quarter	$1,677.50	$1,540.00	$1,598.50
Third Quarter	$1,784.50	$1,556.25	$1,776.00
Fourth Quarter	$1,791.75	$1,650.50	$1,657.50
2013
First Quarter	$1,693.75	$1,574.00	$1,598.25
Second Quarter	$1,583.50	$1,192.00	$1,192.00
July 1, 2013 to September 13, 2013	$1,419.50	$1,212.75	$1,318.50

PRS-32

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Silver

The settlement price of silver on any day will be determined by reference to the official fixing price per troy ounce of silver, expressed in U.S. cents, for delivery in London through a member of the LBMA authorized to effect such delivery. Once each day during London trading hours there is a “fixing” which provides reference silver prices for that day’s trading. Formal participation in the London fixing is traditionally limited to three market-making members of the LBMA. These members meet by telephone at 12:00 noon (London time) each working day.

Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representative at the fixing. Orders may be changed at any time during these proceedings. The silver price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. There are no price limits applicable to LBMA commodities and, consequently, prices can decline without limitation over a period of time.

The London silver markets are the principal global clearing centers for over-the-counter silver transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London silver markets is the LBMA, a self-regulatory association.

We obtained the settlement prices listed below from Bloomberg without independent verification. You can obtain the settlement price of silver at any time from Bloomberg under the symbol “SLVRLN.”

The following graph sets forth daily settlement prices of silver for the period from January 1, 2003 to September 13, 2013. The settlement price on September 13, 2013 was 2172.00¢.

PRS-33

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

Silver (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of silver for each quarter in the period from January 1, 2003 through June 30, 2013 and for the period from July 1, 2013 to September 13, 2013.

	High	Low	Last

2003
First Quarter	492.75¢	437.75¢	446.00¢
Second Quarter	486.50¢	437.00¢	450.50¢
Third Quarter	531.75¢	455.50¢	511.50¢
Fourth Quarter	596.50¢	481.50¢	596.50¢
2004
First Quarter	782.50¢	597.50¢	782.50¢
Second Quarter	829.00¢	549.50¢	591.00¢
Third Quarter	682.00¢	587.50¢	666.50¢
Fourth Quarter	804.00¢	668.50¢	681.50¢
2005
First Quarter	757.00¢	639.00¢	718.75¢
Second Quarter	753.00¢	685.00¢	710.00¢
Third Quarter	753.00¢	674.00¢	753.00¢
Fourth Quarter	922.50¢	734.50¢	883.00¢
2006
First Quarter	1175.50¢	883.00¢	1175.50¢
Second Quarter	1494.00¢	972.00¢	1070.00¢
Third Quarter	1315.00¢	1052.00¢	1155.00¢
Fourth Quarter	1405.00¢	1082.50¢	1290.00¢
2007
First Quarter	1458.00¢	1221.00¢	1335.00¢
Second Quarter	1409.00¢	1226.00¢	1254.00¢
Third Quarter	1365.00¢	1167.00¢	1365.00¢
Fourth Quarter	1582.00¢	1321.00¢	1476.00¢
2008
First Quarter	2092.00¢	1493.00¢	1799.00¢
Second Quarter	1856.00¢	1619.00¢	1765.00¢
Third Quarter	1930.00¢	1066.00¢	1296.00¢
Fourth Quarter	1228.00¢	888.00¢	1079.00¢
2009
First Quarter	1439.00¢	1051.00¢	1311.00¢
Second Quarter	1597.00¢	1198.00¢	1394.00¢
Third Quarter	1738.00¢	1247.00¢	1645.00¢
Fourth Quarter	1918.00¢	1621.00¢	1699.00¢
2010
First Quarter	1884.00¢	1514.00¢	1750.00¢
Second Quarter	1964.00¢	1736.00¢	1874.00¢
Third Quarter	2207.00¢	1755.00¢	2207.00¢
Fourth Quarter	3070.00¢	2195.00¢	3063.00¢
2011
First Quarter	3787.00¢	2668.00¢	3787.00¢
Second Quarter	4870.00¢	3250.00¢	3502.00¢
Third Quarter	4349.00¢	2816.00¢	3045.00¢
Fourth Quarter	3542.00¢	2616.00¢	2818.00¢
2012
First Quarter	3723.00¢	2878.00¢	3243.00¢
Second Quarter	3297.00¢	2672.00¢	2708.00¢
Third Quarter	3471.00¢	2667.00¢	3465.00¢
Fourth Quarter	3496.00¢	2975.00¢	2995.00¢
2013
First Quarter	3223.00¢	2801.00¢	2864.00¢
Second Quarter	2796.00¢	1861.00¢	1886.00¢
July 1, 2013 to September 13, 2013	2474.00¢	1910.00¢	2172.00¢

PRS-34

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

ERISA Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

—	PTCE 96-23, for specified transactions determined by in-house asset managers;

—	PTCE 95-60, for specified transactions involving insurance company general accounts;

—	PTCE 91-38, for specified transactions involving bank collective investment funds;

—	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

—	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

—	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

—

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

PRS-35

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

ERISA Considerations (Continued)

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-36

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

United States Federal Income Tax Considerations

The following is a general description of the material United States federal income tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the United States federal income tax consequences of acquiring, holding and disposing of the securities and receiving payments under the securities. This discussion is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

The discussion below applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns securities as part of a straddle or a hedging or conversion transaction for tax purposes,

•	a person that purchases or sells securities as part of a wash sale for tax purposes,

•	a person subject to the alternative minimum tax, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Except as otherwise noted under “—Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a “United States holder” if you are a beneficial owner of a security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES

PRS-37

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

United States Federal Income Tax Considerations (Continued)

DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat a security for all tax purposes as a pre-paid derivative contract relating to the performance of the Basket and the terms of the securities require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to so characterize and treat the securities. If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (“IRS”)), you should generally recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the securities. In general, your tax basis in your securities will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your securities should generally begin on the date after the issue date (i.e., the settlement date) and, if you hold your securities until maturity, your holding period should generally include the stated maturity date.

However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could be alternatively treated for tax purposes in the manner described under “Alternative Treatments” below.

Alternative Treatments. It is possible that the securities could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the securities are so treated, you would be required to accrue interest income over the term of your securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities. You would recognize gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted tax basis in your securities. In general, your adjusted tax basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognize upon the sale, exchange or maturity of your securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities, and thereafter, would be capital loss.

It is also possible that the IRS could assert that you should be treated as if you owned the underlying components of the Basket. Under such characterization, it is possible that Section 1256 of the Code could apply to the portion of your securities that references futures contracts. If Section 1256 were to apply to the relevant portion of your securities, gain or loss recognized with respect to the relevant portion of your securities would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the securities. You would also be required to mark the relevant portion of your securities to market at the end of your taxable year (i.e., recognize gain or loss as if the relevant portion of your securities had been sold for fair market value). Additionally, it is also possible that you could be required to recognize gain or loss each time a contract rolls.

Because a portion of the Basket relates to the performance of “collectibles” (as defined for tax purposes), it is also possible that the IRS could assert that your securities should be treated as partially or fully giving rise to “collectibles” gain or loss if you have held your securities for more than one year. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%. Although the matter is uncertain, this treatment should not be appropriate in this case because a sale or exchange of the securities would not be a sale or exchange of a collectible but would rather be a sale or exchange of a forward or a derivative contract that reflects the value of a collectible. Furthermore, the securities do not directly reflect the performance of collectibles on account of the participation rate, the threshold level and the inclusion in the Basket of components other than collectibles. You should consult your tax advisor as to the possible applicability of this rate to your securities.

Because of the absence of authority regarding the appropriate tax treatment of your securities, it is possible that the IRS could seek to treat your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) any gain or loss that you recognize upon the sale, exchange or maturity of the securities should be treated as ordinary gain or loss or (ii) you should be required to accrue interest income over the term of your securities. You should consult your tax advisor as to the tax consequences of such treatment and any possible alternative treatments of your securities for United States federal income tax purposes.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be

PRS-38

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

United States Federal Income Tax Considerations (Continued)

required to accrue ordinary income on a current basis, whether gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your securities.

Medicare Tax. For taxable years beginning after December 31, 2012, if you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you will be subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on your circumstances). Your net investment income will include any net gains you recognize upon the sale, exchange or maturity of the securities, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare Tax to any net gains you recognize in respect of your investment in the securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the securities or a sale, exchange or maturity of the securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the securities or a sale, exchange or maturity of the securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of securities.

Backup Withholding and Information Reporting. In general, if you are a non-corporate United States holder, Wells Fargo and other payors may be required to report to the IRS any payments made to you on your securities. In addition, Wells Fargo and other payors may be required to report to the IRS any payment of proceeds of the sale or exchange of your securities before maturity within the United States (as well as the proceeds of certain sales outside the United States). Additionally, backup withholding may apply to any payments made to you on your securities if you fail to provide an accurate taxpayer identification number or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

Non-United States Holders. The following section addresses the tax treatment of a non-United States holder of securities. You are a non-United States holder if you are a beneficial owner of a security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a security.

If your securities are characterized and treated for all tax purposes as a pre-paid derivative contract with respect to the performance of the Basket, as discussed above, and subject to the discussion of backup withholding above, you generally should not be subject to United States federal income tax on capital gain realized on the sale, exchange or maturity of the securities, unless:

•    you are an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, or

•    the gain is effectively connected with your conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment in the United States).

If the first exception applies to you, you generally will be subject to United States federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to United States sources (including gains from the sale, exchange or maturity of the securities) exceed capital losses allocable to United States sources. If the second exception applies to you, you will not be subject to the 30% tax discussed in the previous sentence (assuming you provide certification on IRS Form W-8ECI), but you generally will be subject to United States federal income tax with respect of such gain in the same manner as

PRS-39

Growth Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Securities Linked to a Commodity Basket due September 18, 2017

United States Federal Income Tax Considerations (Continued)

United States holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

As discussed above, alternative characterizations of the securities for United States federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, if we are the withholding agent with respect such payments, we will withhold tax at the applicable statutory rate (or the lower rate under an applicable treaty). If the securities are recharacterized as debt, this withholding may be avoided if you qualify for the portfolio interest exemption and provide appropriate documentation.

You may be subject to otherwise applicable information reporting and backup withholding requirements with respect to payments on your securities unless you comply with certain certification and identification requirements as to your foreign status.

Prospective non-United States holders are urged to consult their tax advisors with respect to the tax consequences to them of an investment in the securities, including any possible alternative characterizations and treatments of the securities.

PRS-40